EXHIBIT 23.3

July 22, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of World Am, Inc. (the “Company”) on Form S-8 of our report dated April 21, 2006, on the consolidated financial statements of the Company for the year ended December 31, 2007, which report is included in the Company’s annual report on Form 10-KSB, as filed with the Securities and Exchange Commission on April 15, 2008.

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Las Vegas, Nevada